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EXHIBIT 10.33

                           NON-QUALIFIED STOCK OPTIONS
                                SUMMARY OF TERMS


Date  of  Grant:         February  26,  2001

Exercise  Price:         NYSE  Closing  Price  on  Grant  Date  -  $18.50

Exercisable:             25%  -  February  26,  2004
                         25%  -  February  26,  2005
                         25%  -  February  26,  2006
                         25%  -  February  26,  2007

Expiration  Date:        February  25,  2011

Acceleration:            Award  becomes  fully  exercisable  upon:

                         (a) Death of Optionee (exercisable for three years)
                         (b) Optionee's total and permanent disability (exercisable for three years)
                         (c)  Optionee's  voluntary  termination  after  age
                              62  (exercisable  for  three  years)
                         (d) Involuntary termination of Optionee, other than for cause (exercisable for six months)
                         (e) A change in control of the Company (exercisable for six months after Optionee's voluntary or involuntary termination following a change in control)

Forfeiture:              All  shares  not  exercisable  at  the  time  of  the
                         declaration of forfeiture  are  forfeited  upon:

                         (a)  Optionee's  termination  for  cause
                         (b)  Optionee's  voluntary  termination prior to age 62
                         (c) Optionee engaging in any activity or conduct contrary to the best interests of the Company
                         (d) Optionee engaging in competition with the Company

Change  in  Control:     In  a  change  of  control  in which Ralcorp is not the
                         survivor, recipients would be entitled to be paid, in cash, the spread between the strike price and the merger consideration or tender offer price.